Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:	Investor Relations Contact:
Jon Kasle	Marc Kaplan
781-522-5110	781-522-5141

Raytheon Reports Third Quarter Results

•	Adjusted EPS of $1.36, up 9 percent; reported EPS from continuing operations was $1.71(1)

•	Adjusted operating margin of 12.9 percent, up 60 basis points; reported operating margin was 11.9 percent(1)

•	Net sales of $6.3 billion

•	Operating cash flow from continuing operations of $413 million

•

After the quarter close, the Company issued $2.0 billion in long-term debt, exercised the call notice for $678 million of debt maturing in 2012 and 2013 and made a $750 million discretionary cash contribution to its pension plans

WALTHAM, Mass., (October 28, 2010) – Raytheon Company (NYSE: RTN) announced third quarter 2010 Adjusted EPS of $1.36 per diluted share, up 9 percent compared to $1.25 per diluted share in the third quarter 2009(1). The increase was primarily driven by operational improvements. Third quarter 2010 income from continuing operations attributable to Raytheon was $1.71 per diluted share compared to $1.25 per diluted share in the third quarter 2009. Third quarter 2010 income from continuing operations attributable to Raytheon included a one-time favorable tax settlement of $170 million or $0.45 per diluted share.

“Strong program performance and cost reduction activities drove operating margins and earnings for the quarter,” said William H. Swanson, Raytheon’s Chairman and CEO. “Our consistent focus on providing our customers with innovative and affordable solutions positions us well to address the future challenges and opportunities in our industry.”

(1)	Third quarter 2010 Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and the third quarter 2010 favorable tax settlement. Third quarter 2010 Adjusted Operating Margin is total operating margin excluding the margin impact of the FAS/CAS pension adjustment. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Net sales in the third quarter 2010 were $6.3 billion compared to $6.2 billion in the third quarter 2009.

The Company generated operating cash flow from continuing operations of $413 million in the third quarter 2010 compared to $749 million in the third quarter 2009. Operating cash flow from continuing operations in the third quarter 2009 was favorably impacted by the timing of collections on several production programs.

In the third quarter 2010, the Company repurchased 9.5 million shares of common stock for $425 million, as part of its previously announced share repurchase program. Year-to-date 2010, the Company repurchased 23.7 million shares of common stock for $1.2 billion.

The Company ended the third quarter 2010 with $2.1 billion in cash and cash equivalents and $2.3 billion in total debt.

After the quarter close, the Company issued $2.0 billion in long-term debt. In connection with the debt issuance, the Company disclosed that in November it will be retiring $678 million in long-term debt maturing in 2012 and 2013. As a result of the debt retirement and issuance of longer maturities, the Company extended the term of its financing at lower interest rates. The Company expects to record a charge in the fourth quarter associated with the make-whole provision on the retired debt, estimated at approximately $50 million after-tax ($75 million pretax), or ($0.13) per diluted share. Also after the quarter close, the Company made a discretionary cash contribution of $750 million to its pension plans. The remaining proceeds from the debt issuance will be used for general corporate purposes.

Summary Financial Results	3rd Quarter			% Change	Nine Months			% Change
($ in millions, except per share data)	2010		2009		2010		2009

Net sales	$6,272		$6,205	1%	$18,298	(1)	$18,214	—

Income from continuing operations attributable to Raytheon Company	$640	(2)	$491	30%	$1,305	(1)(2)	$1,432	-9%

Adjusted Income(3)	$510		$492	4%	$1,520		$1,418	7%

EPS from continuing operations	$1.71	(2)	$1.25	37%	$3.43	(1)(2)	$3.60	-5%

Adjusted EPS(3)	$1.36		$1.25	9%	$3.99		$3.56	12%

Operating cash flow from cont. ops.	$413		$749		$1,070		$1,672

Workdays in fiscal reporting calendar	63		63		187		188

(1)

Included in the YTD 2010 results is the reduction of $316 million to net sales; $395 million (pretax), $274 million (after-tax) to income from continuing operations attributable to Raytheon Company; and $0.72 per diluted share to EPS from continuing operations due to the unfavorable second quarter 2010 UK Border Agency program termination adjustment.

(2)

Included in Q3 2010 and YTD 2010 income from continuing operations attributable to Raytheon Company and EPS from continuing operations is a one-time favorable tax settlement of $170 million and $0.45 per diluted share, respectively.

(3)

Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS pension adjustment and the other items set forth below. Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment and the other items set forth below. For Q3 2010 Adjusted Income and Adjusted EPS, in addition to the FAS/CAS pension adjustment, the after-tax and EPS impact of the third quarter 2010 favorable tax settlement was also excluded, respectively. For YTD 2010 Adjusted Income and Adjusted EPS, in addition to the FAS/CAS pension adjustment, the after-tax and EPS impact of the third quarter 2010 favorable tax settlement and the second quarter 2010 UK Border Agency program termination adjustment were also excluded, respectively. Adjusted EPS and Adjusted Income are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings	3rd Quarter		Nine Months
($ in millions)	2010	2009	2010	2009

Bookings	$6,038	$5,137	$18,465	$17,993

Backlog	Period Ending
($ in millions)	09/26/10(1)	12/31/09

Backlog	$35,741	$36,877
Funded Backlog	$22,599	$23,479

(1)	In the second quarter 2010 the UK Border Agency program termination resulted in a net $556 million reduction to the Company’s backlog and funded backlog.

Year-to-date 2010 bookings were $18.5 billion, resulting in a book-to-bill ratio slightly greater than 1.

Outlook

2010 Financial Outlook

	2009 Actual	2010 Outlook
		Current	Prior (7/29/10)
Net Sales ($B)	24.9	25.3 - 25.6	25.6 - 26.1
FAS/CAS Pension Inc./(Exp.) ($M)	27	(229)	(220)
Interest Expense, Net ($M)	(109)	(110) - (115)	(95) - (110)
Diluted Shares (M)	395.7	377 - 379	377 - 382
Effective Tax Rate	32.5%	~24.3%	~31.5%
EPS from Continuing Operations	$4.89	$4.45 - $4.55	$4.00 - $4.15
Adjusted EPS(1)	$4.85	$5.28 - $5.38	$5.13 - $5.28
Operating Cash Flow from Cont. Ops. ($B)	2.7	1.4 - 1.6	2.0 - 2.2
ROIC (%)(1)	12.2	12.3 - 12.6	12.2 - 12.6

(1)

Adjusted EPS is EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS pension adjustment, the second quarter 2010 UK Border Agency program termination adjustment, the third quarter 2010 favorable tax settlement and the expected fourth quarter 2010 charge associated with the make-whole provision of the early retirement of debt. ROIC also excludes the impact of the items excluded under Adjusted EPS. Adjusted EPS and ROIC are non-GAAP financial measures. See attachment F for a reconciliation of Adjusted EPS to EPS from continuing operations and attachment G for a calculation of ROIC and discussions of why the Company is presenting this information.

The Company updated its full-year 2010 outlook primarily to reflect the timing of awards, operational improvements, higher pension expense, the third quarter favorable tax settlement, the issuance of additional long-term debt in the fourth quarter, the expected fourth quarter charge associated with the make-whole provision of the early retirement of debt and the fourth quarter $750 million discretionary cash contribution made to its pension plans.

Charts containing additional information on the Company’s 2010 financial outlook are available on the Company’s website at www.raytheon.com/ir.

Segment Results

Integrated Defense Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2010	2009		2010	2009

Net Sales	$1,319	$1,387	-5%	$4,007	$3,984	1%
Operating Income	$208	$217	-4%	$639	$610	5%
Operating Margin	15.8%	15.6%		15.9%	15.3%

Integrated Defense Systems (IDS) had third quarter 2010 net sales of $1,319 million compared to $1,387 million in the third quarter 2009. The change in net sales was primarily due to lower volume on various U.S. Navy programs and on two joint battlefield sensor programs, partially offset by higher volume on international Patriot programs. IDS recorded $208 million of operating income compared to $217 million in the third quarter 2009.

During the quarter, IDS booked $190 million for a U.S. Army/Navy Transportable Radar Surveillance (AN/TPY-2) radar for the Missile Defense Agency (MDA). IDS also booked $104 million on the Zumwalt-class destroyer program and $103 million on the Aegis weapon system for the U.S. Navy.

Intelligence and Information Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2010	2009		2010*	2009

Net Sales	$735	$805	-9%	$1,937	$2,401	-19%
Operating Income (Loss)	$60	$68	-12%	$(219)	$195	NM
Operating Margin	8.2%	8.4%		-11.3%	8.1%

*	YTD 2010 includes a $316 million reduction to net sales and a $395 million reduction to operating income due to the UK Border Agency program termination in the second quarter 2010.

NM = Not Meaningful

Intelligence and Information Systems (IIS) had third quarter 2010 net sales of $735 million compared to $805 million in the third quarter 2009. The change in net sales was primarily due to lower volume on various classified programs, on a U.S. Air Force program and on the UK Border Agency program. IIS recorded $60 million of operating income in the third quarter 2010 compared to $68 million in the third quarter 2009.

During the quarter, IIS booked $447 million on a number of classified contracts.

Missile Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2010	2009		2010	2009

Net Sales	$1,391	$1,396	—	$4,167	$4,148	—
Operating Income	$162	$145	12%	$484	$450	8%
Operating Margin	11.6%	10.4%		11.6%	10.8%

Missile Systems (MS) had third quarter 2010 net sales of $1,391 million compared to $1,396 million in the third quarter 2009. MS recorded $162 million of operating income compared to $145 million in the third quarter 2009. The increase in operating income was primarily due to operational improvements.

During the quarter, MS booked $2,179 million, including $545 million for the production of Advanced Medium-Range Air-to-Air Missiles (AMRAAM) for the U.S. Air Force and international customers, $451 million for engineering and manufacturing development on the competitively awarded Small Diameter Bomb II (SDB II) contract for the U.S. Air Force and U.S. Navy, $237 million for Standard Missile-3 (SM-3) for the Missile Defense Agency (MDA) and an international customer, $204 million for the production of Rolling Airframe Missiles (RAM) for the U.S. Navy and an international customer, $119 million for the Javelin program for the U.S. Army and international customers, $112 million for the production of AIM-9X Sidewinder short range air-to-air missiles for the U.S. Navy and international customers, and $106 million for development work on the Exoatmospheric Kill Vehicle (EKV) for the MDA.

Network Centric Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2010	2009		2010	2009

Net Sales	$1,227	$1,212	1%	$3,608	$3,563	1%
Operating Income	$172	$172	—	$503	$505	—
Operating Margin	14.0%	14.2%		13.9%	14.2%

Network Centric Systems (NCS) had third quarter 2010 net sales of $1,227 million compared to $1,212 million in the third quarter 2009. NCS recorded $172 million of operating income in both the third quarter 2010 and the third quarter 2009.

During the quarter, NCS booked $84 million for airborne tactical communications systems for multiple customers.

Space and Airborne Systems

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2010	2009		2010	2009

Net Sales	$1,238	$1,134	9%	$3,530	$3,316	6%
Operating Income	$191	$159	20%	$521	$473	10%
Operating Margin	15.4%	14.0%		14.8%	14.3%

Space and Airborne Systems (SAS) had third quarter 2010 net sales of $1,238 million compared to $1,134 million in the third quarter 2009, primarily due to growth on classified business and on an international tactical radar program. SAS recorded $191 million of operating income compared to $159 million in the third quarter 2009. The increase in operating income was primarily due to operational improvements.

During the quarter, SAS booked $87 million for the production of Active Electronically Scanned Array (AESA) radars for the U.S. Air Force and Air National Guard. SAS also booked $265 million on a number of classified contracts.

Technical Services

	3rd Quarter		% Change	Nine Months		% Change
($ in millions)	2010	2009		2010	2009

Net Sales	$873	$797	10%	$2,508	$2,273	10%
Operating Income	$77	$60	28%	$217	$157	38%
Operating Margin	8.8%	7.5%		8.7%	6.9%

Technical Services (TS) had third quarter 2010 net sales of $873 million compared to $797 million in the third quarter 2009, primarily due to continued growth in domestic and foreign training programs supporting the U.S. Army’s Warfighter Field Operations Customer Support (FOCUS) activities. TS recorded operating income of $77 million compared to $60 million in the third quarter 2009. The increase in operating income was primarily due to operational improvements.

During the quarter, TS booked $306 million on domestic training programs and $121 million on foreign training programs in support of the Warfighter FOCUS activities.

Raytheon Company (NYSE: RTN), with 2009 sales of $25 billion, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 88 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. With headquarters in Waltham, Mass., Raytheon employs 75,000 people worldwide.

Conference Call on the Third Quarter 2010 Financial Results

Raytheon’s financial results conference call will be held on Thursday, October 28, 2010 at 9:00 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.

The dial-in number for the conference call will be (866) 578-5771 in the U.S. or (617) 213-8055 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.

Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements

This release and the attachments contain forward-looking statements, including information regarding the Company’s financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company’s current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company’s actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company’s dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company’s assumptions; the risk of cost overruns, particularly for the Company’s fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company’s financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security threats and other disruptions; and other factors as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company’s use of these measures are included in this release or the attachments.

# # #

Attachment A

Raytheon Company

Preliminary Statement of Operations Information

Third Quarter 2010

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	26-Sep-10	27-Sep-09	26-Sep-10	27-Sep-09

Net sales	$6,272	$6,205	$18,298	$18,214

Operating expenses
Cost of sales	4,975	4,894	14,797	14,430
Administrative and selling expenses	394	401	1,216	1,135
Research and development expenses	154	145	482	407

Total operating expenses	5,523	5,440	16,495	15,972

Operating income	749	765	1,803	2,242

Interest expense	33	32	98	95
Interest income	(3)	(4)	(10)	(11)
Other (income) expense	(7)	(10)	(2)	(18)

Non-operating (income) expense	23	18	86	66

Income from continuing operations before taxes	726	747	1,717	2,176

Federal and foreign income taxes	77	248	388	716

Income from continuing operations	649	499	1,329	1,460

Income (loss) from discontinued operations, net of tax	88	(1)	76	(1)

Net income	737	498	1,405	1,459

Less: Net income (loss) attributable to noncontrolling interests in subsidiaries	9	8	24	28

Net income attributable to Raytheon Company	$728	$490	$1,381	$1,431

Basic earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.72	$1.27	$3.47	$3.64
Income (loss) from discontinued operations, net of tax	0.24	—	0.20	—
Net income	1.96	1.26	3.67	3.64

Diluted earnings (loss) per share attributable to Raytheon Company common stockholders:
Income from continuing operations	$1.71	$1.25	$3.43	$3.60
Income (loss) from discontinued operations, net of tax	0.23	—	0.20	—
Net income	1.94	1.25	3.63	3.59

Amounts attributable to Raytheon Company common stockholders:
Income from continuing operations	$640	$491	$1,305	$1,432
Income (loss) from discontinued operations, net of tax	88	(1)	76	(1)

Net income	$728	$490	$1,381	$1,431

Average shares outstanding
Basic	371.7	388.1	375.9	393.2
Diluted	374.5	393.4	380.7	398.2

Attachment B

Raytheon Company

Preliminary Segment Information

Third Quarter 2010

(In millions, except percentages)	Net Sales Three Months Ended		Operating Income Three Months Ended		Operating Income As a Percent of Net Sales Three Months Ended
	26-Sep-10	27-Sep-09	26-Sep-10	27-Sep-09	26-Sep-10	27-Sep-09

Integrated Defense Systems	$1,319	$1,387	$208	$217	15.8%	15.6%
Intelligence and Information Systems	735	805	60	68	8.2%	8.4%
Missile Systems	1,391	1,396	162	145	11.6%	10.4%
Network Centric Systems	1,227	1,212	172	172	14.0%	14.2%
Space and Airborne Systems	1,238	1,134	191	159	15.4%	14.0%
Technical Services	873	797	77	60	8.8%	7.5%
FAS/CAS Pension Adjustment	—	—	(62)	(1)
Corporate and Eliminations	(511)	(526)	(59)	(55)

Total	$6,272	$6,205	$749	$765	11.9%	12.3%

(In millions, except percentages)	Net Sales Nine Months Ended		Operating Income Nine Months Ended		Operating Income As a Percent of Net Sales Nine Months Ended
	26-Sep-10	27-Sep-09	26-Sep-10	27-Sep-09	26-Sep-10	27-Sep-09

Integrated Defense Systems	$4,007	$3,984	$639	$610	15.9%	15.3%
Intelligence and Information Systems	1,937	2,401	(219)	195	-11.3%	8.1%
Missile Systems	4,167	4,148	484	450	11.6%	10.8%
Network Centric Systems	3,608	3,563	503	505	13.9%	14.2%
Space and Airborne Systems	3,530	3,316	521	473	14.8%	14.3%
Technical Services	2,508	2,273	217	157	8.7%	6.9%
FAS/CAS Pension Adjustment	—	—	(170)	21
Corporate and Eliminations	(1,459)	(1,471)	(172)	(169)

Total	$18,298	$18,214	$1,803	$2,242	9.9%	12.3%

Attachment C

Raytheon Company

Other Preliminary Information

Third Quarter 2010

(In millions)	Funded Backlog		Total Backlog
	26-Sep-10	31-Dec-09	26-Sep-10	31-Dec-09

Integrated Defense Systems	$5,590	$5,595	$8,990	$10,665
Intelligence and Information Systems *	916	1,588	4,528	4,360
Missile Systems	6,746	6,454	8,617	7,657
Network Centric Systems	3,937	4,389	4,805	5,501
Space and Airborne Systems	3,156	3,402	5,795	5,921
Technical Services	2,254	2,051	3,006	2,773

Total	$22,599	$23,479	$35,741	$36,877

*	In the second quarter 2010 the UK Border Agency program termination resulted in a net $556 million reduction to the company’s backlog and funded backlog.

	Bookings Three Months Ended
	26-Sep-10	27-Sep-09

Total Bookings	$6,038	$5,137

Attachment D

Raytheon Company

Preliminary Balance Sheet Information

Third Quarter 2010

(In millions)	26-Sep-10	31-Dec-09
Assets
Cash and cash equivalents	$2,149	$2,642
Accounts receivable, net	108	120
Contracts in process	4,498	4,373
Inventories	324	344
Deferred taxes	328	273
Prepaid expenses and other current assets	118	116

Total current assets	7,525	7,868

Property, plant and equipment, net	1,951	2,001
Deferred taxes	112	436
Prepaid retiree benefits	147	111
Goodwill	11,924	11,922
Other assets, net	1,193	1,269

Total assets	$22,852	$23,607

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,070	$2,224
Accounts payable	1,413	1,397
Accrued employee compensation	898	868
Other accrued expenses	933	1,034

Total current liabilities	5,314	5,523

Accrued retiree benefits and other long-term liabilities	4,675	5,793
Deferred taxes	310	23
Long-term debt	2,326	2,329

Equity
Raytheon Company stockholders’ equity
Common stock	4	4
Additional paid-in capital	11,359	10,991
Accumulated other comprehensive loss	(4,680)	(4,824)
Treasury stock, at cost	(6,648)	(5,446)
Retained earnings	10,065	9,102

Total Raytheon Company stockholders’ equity	10,100	9,827
Noncontrolling interests in subsidiaries	127	112

Total equity	10,227	9,939

Total liabilities and equity	$22,852	$23,607

Attachment E

Raytheon Company

Preliminary Cash Flow Information

Third Quarter 2010

(In millions)	Three Months Ended		Nine Months Ended
	26-Sep-10	27-Sep-09	26-Sep-10	27-Sep-09

Net income (loss)	$737	$498	$1,405	$1,459
(Income) loss from discontinued operations, net of tax	(88)	1	(76)	1

Income (loss) from continuing operations	649	499	1,329	1,460

Depreciation	76	76	225	220
Amortization	29	25	86	75
Working capital (excluding pension and taxes)*	(111)	400	(137)	(225)
Discontinued operations	5	(7)	7	(16)
Net activity in financing receivables	9	13	31	28
Other	(239)	(264)	(464)	114

Net operating cash flow	418	742	1,077	1,656

Capital spending	(75)	(57)	(184)	(138)
Internal use software spending	(14)	(15)	(45)	(49)
Acquisitions	—	—	(12)	—
Dividends	(141)	(121)	(401)	(355)
Repurchases of common stock	(425)	(300)	(1,200)	(900)
Warrants exercised	—	—	250	—
Other	1	(6)	22	(31)

Total cash flow	$(236)	$243	$(493)	$183

*	Working capital (excluding pension and taxes) is a summation of changes in: accounts receivable, net, contracts in process and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Statements of Cash Flows.

Attachment F (Page 1 of 2)

Raytheon Company

Non-GAAP Financial Measures - Adjusted Measures

Third Quarter 2010

Adjusted EPS Non-GAAP Reconciliation

(In millions, except per share amounts)					2010 Current Guidance		2010 Prior Guidance
	Three Months Ended		Nine Months Ended		Low end of range	High end of range	Low end of range	High end of range
	2010	2009	2010	2009
Diluted earnings per share from continuing operations attributable to Raytheon Company common stockholders	$1.71	$1.25	$3.43	$3.60	$4.45	$4.55	$4.00	$4.15
Less: Per share impact of the FAS/CAS Pension Adjustment (A)	(0.11)	—	(0.29)	0.03	(0.39)	(0.39)	(0.38)	(0.38)
Less: Per share impact of United Kingdom (UK) Border Agency program termination (B)	—	—	(0.72)	—	(0.75)	(0.75)	(0.75)	(0.75)
Less: Earnings per share impact of the tax settlement ( C)	0.45	—	0.45	—	0.45	0.45	—	—
Less: Earnings per share impact of the Fourth Quarter 2010 make-whole charge (D)	—	—	—	—	(0.13)	(0.13)	—	—

Adjusted EPS (1)	$1.36	$1.25	$3.99	$3.56	$5.28	$5.38	$5.13	$5.28

(A) FAS/CAS Pension Adjustment	$(62)	$(1)	$(170)	$21	$(229)	$(229)	$(220)	$(220)
Tax effect (at 35% federal statutory rate)	22	—	60	(7)	80	80	77	77

After-tax impact	(40)	(1)	(110)	14	(149)	(149)	(143)	(143)
Diluted Shares	374.5	393.4	380.7	398.2	379.0	377.0	382.0	377.0

Per share impact	$(0.11)	$—	$(0.29)	$0.03	$(0.39)	$(0.39)	$(0.38)	$(0.38)

(B) UK Border Agency program termination	$—	$—	$(395)	$—	$(395)	$(395)	$(395)	$(395)
Tax effect (actual at 30.5% blended global tax rate and guidance at 28% UK statutory rate)	—	—	121	—	111	111	111	111

After-tax adjustment	—	—	(274)	—	(284)	(284)	(284)	(284)
Diluted Shares	—	—	380.7	—	379.0	377.0	382.0	377.0

Per share impact	$—	$—	$(0.72)	$—	$(0.75)	$(0.75)	$(0.75)	$(0.75)

(C) Tax settlement	170	$—	170	$—	$170	$170	$—	$—
Diluted Shares	374.5	—	380.7	—	379.0	377.0	—	—

Per share impact	$0.45	$—	$0.45	$—	$0.45	$0.45	$—	$—

(D) Fourth Quarter 2010 make-whole charge	$—	$—	$—	$—	$(75)	$(75)	$—	$—
Tax effect (at 35% federal statutory rate)	—	—	—	—	26	26	—	—

After-tax impact	—	—	—	—	(49)	(49)	—	—
Diluted Shares	—	—	—	—	379.0	377.0	—	—

Per share impact	$—	$—	$—	$—	$(0.13)	$(0.13)	$—	$—

(1)	This amount is not a measure of financial performance under U.S. generally accepted accounting principles (GAAP). It should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. We are providing this measure because management uses it for the purposes of evaluating and forecasting the Company’s financial performance and we believe it allows investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension costs and to better compare our operating performance to others in the industry on that same basis and excluding significant unusual items. Amounts may not recalculate directly due to rounding.

Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the earnings per share impact of the FAS/CAS Pension Adjustment at the federal statutory tax rate of 35% and the after-tax impact of certain specific significant unusual items. Third quarter of 2010 Adjusted EPS also excludes the earnings per share impact of the favorable Tax Settlement as a result of our receipt of final approval from the IRS and the U.S. Congressional Joint Committee on Taxation of the IRS’ examination of our tax returns for the 1998-2005 tax years. The first nine months of 2010 Adjusted EPS also excludes the earnings per share impact of the UK Border Agency program, on which RSL was notified of its termination in the second quarter of 2010, at a 30.5% blended global tax rate for the second quarter of 2010 that is calculated based on the impact to our tax provision associated with the UK Border Agency program termination, and the favorable Tax Settlement, as described above. Current Guidance for 2010 Adjusted EPS also excludes the earnings per share impact of the UK Border Agency program and the favorable Tax Settlement, as described above, and the expected fourth quarter of 2010 charge associated with the make-whole provision of the early retirement of debt.

Attachment F (Page 2 of 2)

Raytheon Company

Non-GAAP Financial Measures - Adjusted Measures

Third Quarter 2010

Adjusted Income from continuing operations attributable to Raytheon Company common stockholders Non-GAAP Reconciliation

	Three Months Ended		Nine Months Ended
	2010	2009	2010	2009
Income from continuing operations attributable to Raytheon Company common stockholders	$640	$491	$1,305	$1,432
FAS/CAS Pension Adjustment (Tax effected at 35% federal statutory rate)	40	1	111	(14)
UK Border Agency program termination (Tax effected at 30.5% blended global tax rate)	—	—	274	—
Tax settlement	(170)	—	(170)	—

Adjusted Income (2)	$510	$492	$1,520	$1,418

Adjusted operating margin Non-GAAP Reconciliation

(In millions, except per share amounts)					2010 Current Guidance		2010 Prior Guidance
	Three Months Ended		Nine Months Ended		Low end of range	High end of range	Low end of range	High end of range
	2010	2009	2010	2009

Operating margin	11.9%	12.3%	9.9%	12.3%	9.7%	9.9%	9.4%	9.6%
Less: Impact of the FAS/CAS Pension Adjustment	(1.0)%	0.0%	(0.9)%	0.1%	(0.9)%	(0.9)%	(0.9)%	(0.9)%
Less: Impact of UK Border Agency program termination	0.0%	0.0%	(1.9)%	0.0%	(1.5)%	(1.5)%	(1.5)%	(1.5)%

Adjusted operating margin (2)	12.9%	12.3%	12.7%	12.2%	12.1%	12.3%	11.8%	12.0%

(2)	These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company’s financial performance and we believe it allows investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension costs and to better compare our operating performance to others in the industry on that same basis and excluding significant unusual items. Amounts may not recalculate directly due to rounding.

Adjusted Income from continuing operations attributable to Raytheon Company common stockholders is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Pension Adjustment at the federal statutory tax rate of 35% and the after-tax impact of certain specific significant unusual items. Third quarter of 2010 Adjusted Income from continuing operations attributable to Raytheon Company common stockholders also excludes the favorable Tax Settlement, as previously described. The first nine months of 2010 Adjusted Income from continuing operations attributable to Raytheon Company common stockholders also excludes the after-tax impact of the UK Border Agency program, on which RSL was notified of its termination in the second quarter of 2010, at a 30.5% blended global tax rate for the second quarter of 2010 and the favorable Tax Settlement, as previously described.

Adjusted operating margin is defined as total operating margin excluding the margin impact of the FAS/CAS Pension Adjustment and the UK Border Agency program termination, as previously described.

Attachment G

Raytheon Company

Preliminary Return on Invested Capital Non-GAAP Financial Measure

Third Quarter 2010

The Company defines Return on Invested Capital (ROIC) as income from continuing operations excluding the after-tax effect of the FAS/CAS Pension Adjustment plus after-tax net interest expense plus one-third of operating lease expense after-tax (estimate of interest portion of operating lease expense) divided by average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), adding financial guarantees less net investment in discontinued operations, and adding back the impact of the accounting standard for employers’ accounting for defined benefit pension and other postretirement plans. ROIC also excludes the after-tax effect of the second quarter 2010 UK Border Agency program termination adjustment, the third quarter 2010 favorable tax settlement and the after-tax effect of the expected fourth quarter 2010 charge associated with the make-whole call provision of the early retirement of debt. ROIC is not a measure of financial performance under generally accepted accounting principles (GAAP) and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company uses ROIC as a measure of efficiency and effectiveness of its use of capital and as an element of management compensation.

Return on Invested Capital

(In millions, except percentages)		2010 Current Guidance		2010 Prior Guidance
	2009	Low end of range	High end of range	Low end of range	High end of range

Income from continuing operations	$1,977
FAS/CAS Pension Adjustment, after-tax *	(18)
Q2 2010 UK Border Agency program termination, after-tax **	—
Q3 2010 tax settlement	—
Q4 2010 make-whole charge, after-tax *	—
Net interest expense, after-tax *	71	Combined	Combined	Combined	Combined
Lease expense, after-tax *	66

Return	$2,096	$2,200	$2,235	$2,155	$2,200

Net debt ***	$(132)
Equity less investment in discontinued operations	9,560
Lease expense x 8, plus financial guarantees	2,815	Combined	Combined	Combined	Combined
Minimum pension liability	5,007

Invested capital from continuing operations ****	$17,250	$17,950	$17,750	$17,700	$17,500

ROIC	12.2%	12.3%	12.6%	12.2%	12.6%

*	Calculated utilizing the federal statutory tax rate of 35%
**	Calculated utilizing the UK statutory tax rate of 28%
***	Net debt is defined as total debt less cash and cash equivalents and is calculated using a 2-point average
****	Calculated using a 2-point average